UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The Chefs’ Warehouse, Inc. 2015 Cash Incentive Plan

On March 5, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of The Chefs’ Warehouse, Inc. (the “Company”) approved the Company’s 2015 Cash Incentive Plan (the “2015 Plan”), which is a sub-plan of the Company’s 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Incentive Plan”). The 2015 Plan is administered by the Compensation Committee. Subject to the terms of the 2015 Plan, the Compensation Committee has full power and authority to determine the eligible participants under the 2015 Plan and the applicable performance thresholds and the performance measurements that apply to each award.

The Compensation Committee determined that all of the Company’s employees are eligible to participate in the 2015 Plan. The Compensation Committee determined that for Christopher Pappas, the Company’s Chief Executive Officer, performance measurements for 2015 will be based solely on corporate goals relating to adjusted EBITDA and revenue, each of which will be weighted equally. For John Austin, the Company’s Chief Financial Officer, Alexandros Aldous, the Company’s General Counsel and Corporate Secretary, Frank O’Dowd, the Company’s Chief Information Officer, and Patricia Lecouras, the Company’s Chief Human Resources Officer, performance measurements for 2015 will be based on a combination of corporate goals relating to adjusted EBITDA and revenue, each of which will be weighted equally, as well as individual performance goals. For each of Mr. Pappas, Mr. Austin, Mr. Aldous, Mr. O’Dowd and Ms. Lecouras, the revenue target will exclude revenue from new acquisitions in 2015, other than the Company’s pending acquisition of Del Monte Capitol Meat Co. and certain related entities, and give effect to the other exclusions and adjustments specifically identified in the 2015 Plan, and the adjusted EBITDA target will include adjusted EBITDA from new acquisitions in 2015 after giving effect to certain exclusions and adjustments specifically identified in the 2015 Plan. The Compensation Committee is authorized to interpret the 2015 Plan, to establish, amend and rescind any rules and regulations relating to the 2015 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2015 Plan.

For the Company’s 2015 fiscal year, the Compensation Committee has set target awards under the 2015 Plan for the principal executive officer, principal financial officer and each of the individuals who were identified as the Company’s named executive officers in its 2014 Proxy Statement filed in connection with the Company’s 2014 annual stockholders’ meeting. For Mr. Pappas, the 2015 target award under the 2015 Plan is 100% of annual base salary. For Mr. Austin, the 2015 target award under the 2015 Plan is 75% of annual base salary. For Mr. Aldous, Mr. O’Dowd and Ms. Lecouras, the 2015 target award under the 2015 Plan is 50% of annual base salary. The maximum payout under the 2015 Plan with respect to the foregoing named executive officers is 200% of the target, and any payout exceeding 100% of an individual’s target will be paid in restricted stock which will vest on the first anniversary of the date of grant.

The foregoing summary is qualified in its entirety by reference to the 2015 Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Equity Awards to Named Executive Officers

On March 6, 2015, the Compensation Committee granted a combination of performance-based vesting restricted shares (“Performance Restricted Shares”) and time-based vesting restricted shares (“Time-Based Restricted Shares”) to each of Mr. Austin, Mr. Aldous, Mr. O’Dowd and Ms. Lecouras, pursuant to the 2011 Omnibus Plan.

The Performance Restricted Shares vest in equal one-fourth increments if the Company achieves certain levels of adjusted earnings per share (the “Performance Criteria”) for fiscal 2015 (the “Performance Period”), with the first one-fourth of the forfeiture restrictions lapsing on the date (the “Initial Vesting Date”) the Compensation Committee certifies that the Company achieved the Performance Criteria in accordance with the terms of the holder's Performance Restricted Share Award Agreement, with the remaining three-fourths of the forfeiture restrictions lapsing equally on the first through third anniversary dates of the Initial Vesting Date. If the holder of Performance Restricted Shares terminates service as an employee of the Company for any reason, all Performance Restricted Shares not yet vested will be forfeited, unless such termination is the result of death or Disability (as defined in the 2011 Omnibus Plan), in which case all the unvested Performance Restricted Shares will immediately vest. In the event of a Change in Control (as defined in the 2011 Omnibus Plan) of the Company during the Performance Period, the Compensation Committee shall partially vest the Performance Restricted Shares based on time elapsed and the Company’s actual performance through the date of the consummation of the Change in Control. In the event of a Change in Control following the Performance Period, all of the Performance Restricted Shares earned shall vest and be paid out as of the consummation of the Change in Control.

The Compensation Committee granted each of Mr. Austin, Mr. Aldous, Mr. O’Dowd and Ms. Lecouras 3,348 Performance Restricted Shares. Mr. Pappas was not awarded any Performance Restricted Shares.

The Time-Based Restricted Shares vest in equal one-fourth increments as of the first through fourth anniversary dates of the grant date. If the holder of Time-Based Restricted Shares terminates service as an employee of the Company for any reason, all Time-Based Restricted Shares not yet vested will be forfeited, unless such termination is the result of death or Disability (as defined in the 2011 Omnibus Plan), in which case all the unvested Time-Based Restricted Shares will immediately vest. In the event of a Change in Control (as defined in the 2011 Omnibus Plan) of the Company, the restrictions on all unvested Time-Based Restricted Shares will lapse immediately prior to the Change in Control; provided, that if the awards granting the Time-Based Restricted Shares are assumed in the Change in Control transaction under the terms set forth in the 2011 Omnibus Plan, the Restricted Period (as defined in the time-based restricted share award agreement) shall run according to the schedule set forth in the time-based restricted share award agreement, except that in the event of the termination of employment of the holder of the Time-Base Restricted Shares within one year following the Change in Control, if the holder’s employment with the Company (or its successor) is terminated by (A) the holder for Good Reason (as defined in the 2011 Omnibus Plan), or (B) the Company for any reason other than for Cause (as defined in the 2011 Omnibus Plan), then the Restricted Period shall terminate with respect to 100% of the Time-Based Restricted Shares.

The Compensation Committee granted each of Mr. Austin, Mr. Aldous, Mr. O’Dowd and Ms. Lecouras 1,435 Time-Based Restricted Shares. Mr. Pappas was not awarded any Time-Based Restricted Shares.

The foregoing summary of the material terms of the Performance Restricted Shares and Time-Based Restricted Shares is qualified in its entirety by reference to (i) the Form of Performance Restricted Share Award Agreement (Officers and Employees) filed herewith as Exhibit 10.2 and (ii) the Form of Restricted Share Award Agreement (Officers and Employees) filed herewith as Exhibit 10.3, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	The Chefs’ Warehouse, Inc. 2015 Cash Incentive Plan
10.2	Form of Performance Restricted Share Award Agreement (Officers and Employees)
10.3	Form of Restricted Share Award Agreement (Officers and Employees)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel

Date: March 11, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Chefs’ Warehouse, Inc. 2015 Cash Incentive Plan
10.2	Form of Performance Restricted Share Award Agreement (Officers and Employees)
10.3	Form of Restricted Share Award Agreement (Officers and Employees)